Exhibit 10.96

Form of Schedule I
Performance Condition (PSU)

Performance Period: Fiscal Years [ ] ([ ] through [ ])
A number of PSUs equal to a percentage of the Target Number of PSUs set forth on the Certificate of Grant will become Earned PSUs on the Determination Date based on the level of achievement of actual Adjusted Revenue Growth, actual Adjusted Operating Income Growth, actual ROIC and actual Relative TSR Percentile during the Performance Period as set forth in the tables below with [ ]% of the Target Number of PSUs to be determined by achievement of actual Adjusted Revenue Growth, [ ]% to be determined by achievement of actual Adjusted Operating Income Growth and [ ]% to be determined by achievement of actual ROIC, subject, in each case to the TSR Multiplier as described below. Achievement of actual Adjusted Revenue Growth, actual Adjusted Operating Income growth, actual ROIC and/or actual Relative TSR Percentile in between the performance levels set forth in the tables below will be pro-rated based on linear interpolation. The total number of Earned PSUs hereunder, if any, will be the product of (x) the TSR Multiplier and (y) the sum of (i) the applicable percentage of the Target Number of PSUs earned based on actual Adjusted Revenue Growth, (ii) the applicable percentage of the Target Number of PSUs earned based on actual Adjusted Operating Income Growth and (iii) the applicable percentage of the Target Number of PSUs earned based on actual ROIC, in each case, as set forth on the tables below:

Cumulative Target - Adjusted Revenue Growth:

Actual Adjusted Revenue Growth Performance Level	Percentage of [ ]% of Target Number of PSUs Earned (Adjusted Revenue Component), Subject to TSR Multiplier
less than %	0%
%	50%
%	100%
% or greater	200%

Cumulative Target - Adjusted Operating Income Growth:

Exhibit 10.96

Actual Adjusted Operating Income Growth Performance Level	Percentage of [ ]% of Target Number of PSUs Earned (Adjusted Operating Income Component), Subject to TSR Multiplier
less than %	0%
%	50%
%	100%
% or greater	200%

Average ROIC During Performance Period:

Average ROIC During 3-Year Performance Period	Percentage of [ ]% of Target Number of PSUs Earned (ROIC Component), Subject to TSR Multiplier
less than %	0%
%	50%
%	100%
% or greater	200%

TSR Multiplier:

Relative TSR Percentile	TSR Multiplier
th Percentile or Above	125%
Percentile	100%
th Percentile or below	75%

“Adjusted Operating Income” means operating income adjusted in the discretion of the Committee which may consider: (a) the change in amortization of acquisition-related intangible assets; (b) the impact of the change in fair value related to certain gasoline and diesel agreements; (c) severance and other charges; (d) the effect of major acquisitions and divestitures; (e) merger and integration related charges related to material acquisitions; (f) tax reform related employee reinvestments; (g) changes in currency rates; and (h) other items impacting comparability.

Exhibit 10.96

“Adjusted Operating Income Growth” means operating income growth adjusted in the discretion of the Committee which may consider : (a) the change in amortization of acquisition-related intangible assets; (b) the impact of the change in fair value related to certain gasoline and diesel agreements; (c) severance and other charges; (d) the effect of major acquisitions and divestitures; (e) merger and integration related charges related to material acquisitions; (f) tax reform related employee reinvestments; (g) changes in currency rates; and (h) other items impacting comparability.
“Adjusted Revenue” means revenue, adjusted in the discretion of the Committee which may consider the impact of currency translation and acquisitions and divestitures.
“Adjusted Revenue Growth” means revenue growth, adjusted in the discretion of the Committee which may consider the impact of currency translation and acquisitions and divestitures.
“Average Invested Capital” means the simple average of : (a) the total outstanding debt; plus (b) stockholders equity; minus (c) the change in amortization of acquisition-related intangible assets net intangibles and goodwill resulting from the application of purchase accounting to the 2007 going-private transaction, as reported for the second and third fiscal year-ends of the Performance Period.
“ROIC” means: (x) operating income for the fiscal year ending [ ] after taxes adjusted in the discretion of the Committee which may consider (a) the cumulative effect of a change in accounting principle, income or loss from disposed or discontinued operations and any gains or losses on disposed or discontinued operations, all as determined in accordance with United States GAAP; (b) the change in amortization of acquisition-related intangible assets; (c) any severance or other costs related to the Company’s major restructuring efforts; (d) any significant gains, losses or settlements that impact comparability between years; (e) any changes in the fair value of gas and diesel fuel derivatives; (f) the effects of changes in foreign currency translation rates from such rates used in the calculation of the ROIC target; (g) the impact of material acquisitions and divestitures that impact the comparability with the target other than the acquisitions of Avendra and AmeriPride; and (h) the impact of any changes to tax rates or deductions or other changes to the Internal Revenue Code (the “Code”) from the Code as it existed during [ ], in any case that have a material impact on net income; divided by (y) Average Invested Capital.

Relative TSR Percentile

TSR Measurement Period: The period commencing on [ ] and ending on the earlier of (i) [ ] and (ii) the date upon which a Change of Control occurs.

TSR Multiplier: The applicable multiplier percentage for purposes of determining the number of Earned PSUs based on the Company’s actual Relative TSR Percentile, as set forth on the table set forth above.

Exhibit 10.96

Relative TSR Percentile: The Relative TSR Percentile shall be the Company’s Total Shareholder Return (as calculated below) during the TSR Measurement Period, ranked as a percentile as compared to the Total Shareholder Return of the other companies within the Peer Group.

“Total Shareholder Return” means, with respect to any company, an amount (expressed as a percentage return) equal to:

(i) the sum of (x) the Ending Stock Price minus the Beginning Stock Price, plus (y) the amount of any dividends and distributions paid on a per share basis (calculated as if such dividends had been reinvested in the applicable company’s common stock on the applicable dividend date) cumulatively over the performance period, divided by

(ii) the Beginning Stock Price.

“Beginning Stock Price” means, with respect to any company, the average closing price per share of common stock for the twenty (20) trading days immediately prior to the first trading day of the TSR Measurement Period.

“Ending Stock Price” means, with respect to any company, the average closing price per share of common stock for the twenty (20) trading days immediately prior to the last day of the TSR Measurement Period.

“Peer Group” means the following companies:

Any company in the Peer Group that ceases to be publicly held during the TSR Measurement Period (i) due to bankruptcy, liquidation or reorganization, shall remain in the Peer Group for purposes of calculation of the Relative TSR Percentile (with such company deemed to have a Total Shareholder Return of -100% and ranked at the bottom of the Peer Group) or (ii) due to a merger, sale, acquisition, business combination or other similar event, shall be excluded from the Peer Group for purposes of calculation of the Relative TSR Percentile.